Exhibit 99.2 Dividend Reinvestment Enrollment Form

Dear Shareholder,

Thank you for contacting Broadridge Shareholder Services expressing interest in managing the dividend elections on an existing account. Enclosed is the document you requested. Please read the content carefully and follow all of the instructions provided.

Things to remember before sending in your completed form:

1.
Make sure your form has all of the required signatures. If the account has a joint tenant registration, both shareholders are required to sign. If you are signing for the shareholder, please include your title (i.e., POA, Custodian, Executor) after your signature and the proper documentation supporting your title if applicable (i.e. appointment documents).

2.	Consult your plan document for additional information about the program, including purchase dates, minimum and maximum investment amounts, and any fees associated with the program.

If you have any questions regarding your shareholder account, please contact us at: Telephone Number: (877) 830-4936
E-mail: shareholder@broadridge.com

Additional information can be found online by visiting shareholder.broadridge.com. Please retain a copy of all documents for your records. Please return the above items to:

Regular Mail     Overnight Mail
Broadridge Shareholder Services     Broadridge Shareholder Services
c/o Broadridge Corporate Issuer Solutions    OR     c/o Broadridge Corporate Issuer Solutions
Box 1342     1155 Long Island Avenue
Brentwood, NY 11717-0718 Edgewood, NY 11717-8309 ATTN: IWS

Sincerely,

Correspondence Department Broadridge Corporate Issuer Solutions Shareholder Services

Dividend Reinvestment Plan

SECTION II - ACCOUNT ELECTIONS - PLEASE PRINT

1.	Company Name______________________________________________________

2. Account Number______________________________________________________

3. Account Registration___________________________________________________

4. Last Four of Owner's Social Security Number or Tax Identification Number_______

5. Account Address______________________________________________________

Daytime Phone_______________________ Evening Phone_________________

1. Dividend Reinvestment Election
You may choose to reinvest all or a portion of the cash dividends paid on    (Insert Company Name).
Please check one box below to indicate your reinvestment election. (If you do not check a box, you will be deemed to have selected the “Fully Reinvest” option.)
Reinvest the dividends on ALL shares.
I would like a portion of my dividends reinvested. Please remit to me the dividends on    shares. I understand that the dividends on my remaining shares, as well as all future shares that I acquire, will be reinvested.
All cash - Do not reinvest my dividends. (Your dividend check will be automatically mailed to your address of record UNLESS you check the box below.)
I/we hereby authorize Broadridge Corporate Issuer Solutions, Inc. to have my/our dividends deposited automatically in my/our checking/savings account pursuant to the terms of the applicable plan. (Please include a voided check)

2.	Authorization for Monthly Investments - Optional - Include a voided check
I/we hereby authorize Broadridge Corporate Issuer Solutions, Inc. to make monthly automatic withdrawals from my/our checking/
savings account in the amount indicated below to invest in shares of ______________ pursuant to the terms of the applicable plan. (Please include a voided check)     (Insert Company Name)

Automatic Monthly Investment Amount (Please see plan documents for min./max. draft amount) $ _________________________________

3.	Banking Information for Monthly Investments and/or Direct Deposit Authorization. Type of Account Checking Savings
Name on Account__________________________________________________________

To be completed by your financial organization only if a voided check cannot be supplied or your account is with a credit union or savings & loan. Name of Financial Organization _____________________________________________     Bank Routing Number _____________________________________
Bank Account Number ____________________________________

Authorized Signature of Financial Organization _______________        Date ___________

SIGNATURES - The signatures below indicate that I/we have read the company’s respective plan document and agree to its terms. By signing below, I/we agree to the indicated account election changes referenced above. (Both signatures required for Joint Tenant accounts.)

___________________________ ____________ ________________________ ______________
Signature(s) Date Signature(s) Date